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                                                                   EXHIBIT 23.3



                                  CONSENT FORM


     The undersigned hereby consents to the use of my name and the statement with respect to me that appears under the heading "Experts" contained in the Registration Statement on Form S-1 and related Prospectus of Linkabit Wireless, Inc.


                                                    /s/ Edward W. Callan
                                                    --------------------------
                                                    Edward W. Callan, Esq.

San Diego, California
December 8, 1997